Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

Achieves Third Quarter Revenue of $286 Million and Operating Margin of 9.6 Percent;
Diversified Businesses Reach 22 Percent of Revenue;

Third Quarter Annualized New Business Wins Total $90 Million

ENGLEWOOD, Colo., November 7, 2012 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced financial results for the third quarter ended September 30, 2012.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2012.

“We continue to execute on our strategy of investing in both revenue diversification and innovation to position the company for top line growth,” said Ken Tuchman, TeleTech chairman and chief executive officer.  “Our diversified business segments grew to 22 percent of revenue from 18 percent in the year-ago period.  Our strong balance sheet has funded our continued investment in scalable, technology-rich offerings that keep us strategically relevant with the increasingly complex customer experience needs of our clients,” continued Tuchman. “Industry leading companies realize that creating strong emotional connections with their customers is the key differentiator in today’s dynamic global marketplace.  As we celebrate our 30th year in business, I am very excited about our future.   We have been investing in innovation for the past three decades and as a result, we are uniquely positioned to help our clients deliver on the promise of their brand by providing engaging customer experiences at every touch point.”

THIRD QUARTER 2012 FINANCIAL HIGHLIGHTS

•      Third quarter 2012 revenue was $286.3 million compared to $304.2 million in the third quarter 2011.  The lower revenue was attributable to a $27.7 million reduction from the Company’s previously announced decision to exit certain underperforming business in addition to a $4.5 million negative foreign currency impact.  Excluding the impact of the above reductions, third quarter 2012 revenue grew $14.3 million or 4.7 percent.

•      Income from operations for the third quarter 2012 included $2.6 million of net restructuring and impairment charges.

•      Third quarter 2012 income from operations was $27.4 million or 9.6 percent of revenue compared to $26.6 million or 8.7 percent of revenue in the third quarter 2011.  Excluding the restructuring and impairment charges discussed above, third quarter 2012 non-GAAP income from operations was $30.0 million or 10.5 percent of revenue.

•      Third quarter 2012 fully diluted earnings per share attributable to TeleTech stockholders was 52 cents compared to 44 cents in the third quarter 2011.  Excluding restructuring, impairment and

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

other items, third quarter 2012 non-GAAP fully diluted earnings per share attributable to TeleTech stockholders increased 11.4 percent to 39 cents compared to 35 cents in the year-ago quarter.

•      During the third quarter 2012 TeleTech signed an estimated $90 million in annualized revenue from both new and expanding client relationships.  Approximately 75 percent represented recurring revenue.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•      As of September 30, 2012, TeleTech had cash and cash equivalents of $170.4 million, $88.0 million of borrowings on its credit facility and total other debt of $12.8 million, resulting in net cash of $69.6 million.

•      TeleTech had approximately $408 million of additional borrowing capacity available under its revolving credit facility as of September 30, 2012.  This provides TeleTech with the continued financial flexibility to fund organic growth, share repurchases and accretive acquisitions.

•      Cash flow from operations in the third quarter 2012 increased to $14.8 million from a negative ($8.5) million in the third quarter 2011. The increase was primarily due to the timing of certain working capital items.

•      Capital expenditures in the third quarter 2012 were $15.8 million compared to $8.8 million in the third quarter 2011. The higher capital expenditures were principally related to increased investments in the Company’s technology-based offerings.

•      TeleTech repurchased 0.9 million shares of common stock during the third quarter 2012 for a total cost of $14.5 million.  As of September 30, 2012, there was $26.5 million authorized for future share repurchases.

SEGMENT REPORTING

To provide clarity as to the financial profile and performance of TeleTech’s primary businesses, TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Corporate expenses are reported separately from the above.  Highlights of the financial performance of the primary segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•      CMS third quarter 2012 revenue was $224.0 million, representing approximately 78 percent of total third quarter 2012 revenue, compared to $248.7 million in the third quarter 2011.  The lower revenue was attributable to a $27.7 million reduction from the company’s previously announced decision to exit certain underperforming business in addition to a $4.1 million negative foreign currency impact.  Excluding the above reductions, revenue increased by $7.1 million or 2.9 percent.

•      CMS third quarter 2012 income from operations included $2.5 million of net restructuring and impairment charges.

•      CMS third quarter 2012 income from operations, before corporate expenses, was $47.2 million or 21.1 percent of revenue, compared to 17.4 percent of revenue in the third quarter 2011.  Excluding the $2.5 million of net restructuring and impairment charges, CMS third quarter 2012 non-GAAP income from operations was $49.7 million or 22.2 percent of revenue.  The higher third quarter 2012 operating margin was primarily related to TeleTech’s profit improvement initiatives including an increase in capacity utilization for its multi-client centers to 77 percent from 74 percent in the year-ago quarter.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•      CGS third quarter 2012 revenue was $28.2 million, representing approximately 10 percent of total third quarter 2012 revenue, compared to $25.8 million in the third quarter 2011.

•      CGS third quarter 2012 income from operations was $5.8 million or 20.6 percent of revenue, compared to 19.5 percent of revenue in the third quarter 2011.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•      CTS third quarter 2012 revenue was $22.3 million compared to $22.9 million in the year-ago period, representing approximately 8 percent of total third quarter 2012 revenue.

•      CTS third quarter 2012 income from operations was $3.3 million or 14.6 percent of revenue, compared to $4.3 million or 18.7 percent of revenue in the third quarter 2011.  CTS third quarter 2012 operating results reflect the combination of its cloud- and premise-based services along with an increased investment in technology and expanded offerings to support its continued growth initiatives.

•      During the third quarter, TeleTech further enhanced its cloud-based market opportunity and expertise by achieving Cisco’s Cloud Provider Certification and Contact Center as a Service Designation.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•      CSS third quarter 2012 revenue increased 69.9 percent to $11.7 million compared to $6.9 million in the third quarter 2011.

•      CSS third quarter 2012 income from operations was $0.8 million or 7.1 percent of revenue, compared to an operating loss of ($0.3) million in the third quarter 2011.  The higher operating margin was attributable to the increased revenue enabling greater fixed cost absorption.

Corporate Expenses

•      The third quarter 2012 income from operations for the above segments excluded $29.7 million of corporate expenses.  TeleTech expects to continue to further leverage its general and administrative expenses as a percentage of revenue across its expanding suite of services.

BUSINESS OUTLOOK

•      TeleTech continues to expect 2012 revenue will range between $1.15 billion and $1.2 billion.

•      TeleTech continues to expect 2012 operating margin will increase from 2011 and range between 8.5 percent and 9.0 percent, before asset impairment and restructuring charges.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, November 8, 2012 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, November 22, 2012.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

ABOUT TELETECH

For 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 39,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community

Foundation, the company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of November 7, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$286,268	$304,235	$867,720	$878,850

Operating Expenses:
Cost of services	201,766	220,795	622,782	630,274
Selling, general and administrative	43,845	43,445	137,689	138,529
Depreciation and amortization	10,695	11,807	31,040	34,828
Restructuring charges, net	2,440	1,616	20,694	2,298
Impairment losses	161	—	2,958	230
Total operating expenses	258,907	277,663	815,163	806,159

Income From Operations	27,361	26,572	52,557	72,691

Other income (expense)	(1,252)	(633)	(2,802)	(2,179)

Income Before Income Taxes	26,109	25,939	49,755	70,512

Benefit (Provision) for income taxes	3,611	496	3,030	(9,482)

Net Income	29,720	26,435	52,785	61,030

Net income attributable to noncontrolling interest	(1,291)	(1,064)	(3,152)	(2,969)

Net Income Attributable to TeleTech Stockholders	$28,429	$25,371	$49,633	$58,061

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.53	$0.45	$0.90	$1.02

Diluted	$0.52	$0.44	$0.89	$1.00

Income From Operations Margin	9.6%	8.7%	6.1%	8.3%
Net Income Attributable to TeleTech Stockholders Margin	9.9%	8.3%	5.7%	6.6%
Effective Tax Rate	(13.8)%	(1.9)%	(6.1)%	13.4%

Weighted Average Shares Outstanding
Basic	54,093	56,476	55,233	56,790
Diluted	54,905	57,748	55,991	58,173

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue:
Customer Management Services	$224,041	$248,690	$688,317	$742,969
Customer Growth Services	28,200	25,793	75,373	71,419
Customer Technology Services	22,343	22,876	72,852	39,193
Customer Strategy Services	11,684	6,876	31,178	25,269
Total	$286,268	$304,235	$867,720	$878,850

Income (Loss) From Operations:
Customer Management Services	$47,181	$43,385	$120,797	$141,223
Customer Growth Services	5,818	5,020	11,108	12,596
Customer Technology Services	3,272	4,289	11,734	10,158
Customer Strategy Services	824	(322)	1,671	1,450
Corporate	(29,734)	(25,800)	(92,753)	(92,736)
Total	$27,361	$26,572	$52,557	$72,691

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$170,377	$156,371
Accounts receivable, net	244,175	243,636
Other current assets	95,830	78,275
Total current assets	510,382	478,282

Property and equipment, net	111,431	100,321
Other assets	183,791	168,375

Total assets	$805,604	$746,978

LIABILITIES AND EQUITY
Total current liabilities	$161,568	$170,011
Other long-term liabilities	145,117	106,720
Total equity	498,919	470,247

Total liabilities and equity	$805,604	$746,978

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Reconciliation of Gross Margin:

Revenue	$286,268	$304,235	$867,720	$878,850
Cost of services	201,766	220,795	622,782	630,274
Gross margin	$84,502	$83,440	$244,938	$248,576

Gross margin percentage	29.5%	27.4%	28.2%	28.3%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech Stockholders	$28,429	$25,371	$49,633	$58,061
Interest income	(780)	(896)	(2,235)	(2,282)
Interest expense	2,129	1,143	4,810	3,814
(Benefit) Provision for income taxes	(3,611)	(496)	(3,030)	9,482
EBIT	$26,167	$25,122	$49,178	$69,075

Depreciation and amortization	10,695	11,807	31,040	34,828
EBITDA	$36,862	$36,929	$80,218	$103,903

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$29,720	$26,435	$52,785	$61,030
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,695	11,807	31,040	34,828
Other	(25,661)	(46,721)	(20,414)	(56,356)
Net cash provided by operating activities	14,754	(8,479)	63,411	39,502

Less - Total Capital Expenditures	15,781	8,804	33,149	21,166
Free Cash Flow	$(1,027)	$(17,283)	$30,262	$18,336

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$27,361	$26,572	$52,557	$72,691
Restructuring charges, net	2,440	1,616	20,694	2,298
Impairment losses	161	—	2,958	230
Acquisition-related expenses	—	—	159	1,066
Non-GAAP Income from Operations	$29,962	$28,188	$76,368	$76,285

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech Stockholders	$28,429	$25,371	$49,633	$58,061
Add: Asset impairment and restructuring charges, net of related taxes	1,835	1,136	15,097	1,777
Add: Acquisition-related expenses, net of related taxes	—	—	95	640
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(8,904)	(6,568)	(9,441)	(6,405)
Non-GAAP Net Income Attributable to TeleTech Stockholders	$21,360	$19,939	$55,384	$54,073

Diluted shares outstanding	54,905	57,748	55,991	58,173

Non-GAAP EPS Attributable to TeleTech Stockholders	$0.39	$0.35	$0.99	$0.93

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech Stockholders	$28,429	$25,371	$49,633	$58,061
Interest income	(780)	(896)	(2,235)	(2,282)
Interest expense	2,129	1,143	4,810	3,814
(Benefit) Provision for income taxes	(3,611)	(496)	(3,030)	9,482
Depreciation and amortization	10,695	11,807	31,040	34,828
Asset impairment and restructuring charges	2,601	1,616	23,652	2,528
Acquisition-related expenses	—	—	159	1,066
Equity-based compensation expenses	3,465	3,848	10,310	11,563
Non-GAAP EBITDA	$42,928	$42,393	$114,339	$119,060